Exhibit 99.5

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Rosecliff-New American 1988 Partners, L.P. (the "Grantor"), has made, constituted and appointed, and by these presents does make, constitute and appoint W. R. Cotham and Kevin G. Levy, and each of them, with full power of substitution, his true and lawful attorneys, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, respecting securities of Washington Mutual, Inc., a Washington corporation, beneficially owned by the Grantor, including, but not limited to, Schedules 13D, Schedules 13G, Forms 3, Forms 4 and Forms 5.

     The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the Grantor in favor of persons other than those named herein.

     The Grantor agrees and represents to those dealing with his attorneys-in-fact herein, W. R. Cotham and Kevin G. Levy, that this Power of Attorney may be revoked voluntarily only by written notice to such attorneys-in-fact, delivered by registered mail or certified mail, return receipt requested.

     WITNESS THE EXECUTION HEREOF DECEMBER 16, 1996.

                                   ROSECLIFF-NEW AMERICAN 1988 PARTNERS,
                                   L.P.

                                   By: /s/ Daniel L. Doctoroff
                                        Daniel L. Doctoroff,
                                        General Partner


STATE OF NEW YORK

COUNTY OF NEW YORK

     This instrument was acknowledged before me on this 16th day of December, 1996, by Daniel L. Doctoroff.


                              /s/ John R. Monsky
                              Notary Public of the
                              State of New York

                              My commission expires: 4/1/98